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                                   Exhibit 5.1
                       Opinion of Gardere Wynne Sewell LLP

                      [GARDERE WYNNE SEWELL LLP LETTERHEAD]

                                December 5, 2000



Seitel, Inc.
50 Briar Hollow Lane, 7th Floor West
Houston, Texas 77027

Gentlemen:

     We have acted as counsel for Seitel, Inc. (the "Company") in connection with the registration statement on Form S-8 of the Company (the "Registration Statement"), which is being filed on or about the date hereof by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), for the registration under the Act of 2,084,300 shares (the "Shares") of common stock, par value $.01 per share, of the Company ("Common Stock") (i) to be issued by the Company under its 2000 Stock Option Plan upon exercise of options issued thereunder, (ii) to be issued by the Company under its Company's Amended and Restated 1998 Employee Stock Purchase Plan (the "1998 Plan", and together with the Company's 2000 Stock Option Plan, the "Plans") upon exercise of certain additional warrants to be issued thereunder, (iii) issued and sold to Paul A. Frame, Herbert M. Pearlman and David S. Lawi pursuant to Employment Agreement Amendments entered into with the Company (collectively, the "Employment Agreements"), and (iv) to be issued upon the exercise of warrants granted to Kevin S. Fiur and William Leaky in connection with their joining the Company (the "Warrants").

     In the capacity as counsel for the Company, we have familiarized ourselves with the Certificate of Incorporation of the Company, as amended, and the Bylaws of the Company, as amended. We have examined all statutes and other records, instruments and documents pertaining to the Company that we have deemed necessary to examine for the purpose of this opinion.

     Based upon and subject to the foregoing, we are of the opinion that (i) the Shares to be issued in accordance with the terms of the Plans and the Warrants will be validly issued, fully paid, and non-assessable, (ii) the Shares issued pursuant to the terms of the Employment Agreements are validly issued, fully paid, and non-assessable.

     We are members of the Bar of the State of Texas and we do not express an opinion herein concerning any other law other than the laws of the State of Texas, the federal law of the United States, and the Delaware General Corporation Law.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Prospectus forming a part thereof.

                            Very truly yours,

                            GARDERE WYNNE SEWELL LLP


                            BY: /s/ William Mark Young
                               ------------------------------------------------
                                William Mark Young